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    NUMBER                                                               SHARES


                                 MYO DIAGNOSTICS INC.

                  Authorized Capital Stock: 50,000,000 Common Stock



This Certifies that _________________________________ is the registered holder of __________________________________ Shares


Transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

    IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

    This       day of       A.D. 19



 /s/ Scott Roecklein                    /s/ Gerald D. Appel
---------------------------            -----------------------------
    Secretary                               President

                            [SEAL OF MYO DIAGNOSTICS INC.]